UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications  pursuant to Rule 425 under the Securities Act

☐               Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐               Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Monster Worldwide, Inc. (the “Company”) approved the promotion of Brad Baker to the position of President, Product, Technology and Service from his current position as the Company’s Global Chief Product and Marketing Officer.  In connection with his new position Mr. Baker’s base salary will increase from $325,000 to $400,000 and he will be eligible to receive a bonus equal to 100% of his base salary.

A copy of the Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

 (d)          Exhibits.

99.1                Press release issued by the Company on September 14, 2006.

(All other items on this report are inapplicable.)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer

Dated: September 15, 2006